Exhibit 99.71

SIXTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

This Sixth Amendment to Mezzanine Loan Agreement (this “Amendment”), dated as of July 25, 2018, is by and between JPP, LLC, as administrative agent (together with its successors and assigns, “Administrative Agent”) and SRC SPARROW 2 LLC (“Borrower”) and amends that certain Mezzanine Loan Agreement, dated as of March 14, 2018, as the same was amended pursuant to that certain Amendment to Mezzanine Loan Agreement dated as of April 13, 2018 (the “First Amendment”), as was further amended by that certain Second Amendment to Loan Agreement, dated as of April 20, 2018 (the “Second Amendment”), as was further amended by that certain Third Amendment to Mezzanine Loan Agreement, dated as of April 26, 2018 (the “Third Amendment”),as was further amended by that certain Fourth Amendment to Mezzanine Loan Agreement, dated as of May 7, 2018 (the “Fourth Amendment”) and as was further amended by that certain Fifth Amendment to Mezzanine Loan Agreement, dated as of June 29, 2018 (the “Fifth Amendment” and, as amended to date and as may be further amended or otherwise modified from time to time, the “Loan Agreement”; all capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement).

RECITALS

WHEREAS, on March 14, 2018 (the “Closing Date”), Administrative Agent, Lenders and Borrower entered into the Loan Agreement;

WHEREAS, on the Closing Date, Lenders made a loan in the aggregate principal amount equal to $240,000,000;

WHEREAS, pursuant to the First Amendment, Lender made an additional loan to the Borrower in the amount of $66,656,928.36 on April 13, 2018, which amount was secured by the Collateral;

WHEREAS, pursuant to the Second Amendment, Lender made an additional loan to the Borrower in the amount of $72,279,812 on April 20, 2018, which amount was secured by the Collateral;

WHEREAS, pursuant to the Third Amendment, Lender made an additional loan to the Borrower in the amount of $5,014,131 on April 26, 2018, which amount was secured by the Collateral;

WHEREAS, pursuant to the Fourth Amendment, Lender made an additional loan to the Borrower in the amount of $4,242,863 on May 7, 2018, which amount was secured by the Collateral;

WHEREAS, pursuant to the Fifth Amendment, Lender made an additional loan to the Borrower in the amount of $50,000,000 on June 29, 2018, which amount was secured by the Collateral;

WHEREAS, certain of the Lenders desire to make an additional loan to the Borrower in the amount of $75,000,000, which amount shall be secured by the Collateral;

WHEREAS, Lender and Borrower desire to amend the Loan Agreement in the manner hereinafter set forth;

In pursuance of such agreement and for good and valuable consideration, Lender and Borrower hereby agree as follows:

Section 1. Amendments of Loan Agreement. Lender and Borrower hereby amend the Loan Agreement as follows:

(a) All references in the Loan Documents to the “Loan Agreement” shall mean the Loan Agreement as amended to date and as amended by this Amendment.

(b) The following definition shall be added to Section 1.01 of the Loan Agreement:

“Sixth Additional Advance Date” means July 25, 2018.

(c) The definition of “Commitment” in Section 1.01 of the Loan Agreement is hereby replaced in its entirety by the following:

“Commitment” means, with respect to each Lender, such Lender’s commitment to make a Loan to Borrower, which Loans were made on the Effective Date, the Additional Advance Date, the Second Additional Advance Date, the Third Additional Advance Date, the Fourth Additional Advance Date, the Fifth Additional Advance Date and the Sixth Additional Advance Date. The amount of each Lender’s Commitment is set forth on Schedule 2.01. The aggregate amount of the Commitment of all Lenders as of the Sixth Additional Advance Date is $513,193,734.36.

(d) The definition of “Note” in Section 1.01 of the Loan Agreement is hereby replaced in its entirety by the following:

“Note” means, collectively, (i) that certain Sixth Amended and Restated Promissory Note A-1, dated as of the Sixth Additional Advance Date, in the original principal amount of $406,820,950.96 made by Borrower to JPP, LLC, (ii) that certain Sixth Amended and Restated Promissory Note A-2, dated as of the Sixth Additional Advance Date, in the original principal amount of $106,372,783.40, made by Borrower to JPP II, LLC and (iii) each other note delivered by Borrower pursuant to Section 2.09(f), in each case, as such note may be replaced by multiple Notes in accordance with Section 2.09(f) and as otherwise assigned (in whole or in part), amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

(e) All references in the Loan Documents to the Note shall refer to the “Note” as amended by this Amendment.

Amendment to Mezzanine Loan Agreement

(f) Schedule 2.01 of the Loan Agreement is hereby replaced in its entirety by the Schedule 2.01 attached to this Amendment.

Section 2. Miscellaneous.

(a) Borrower hereby (i) unconditionally ratifies and confirms, renews and reaffirms all of its obligations under the Loan Agreement and each of the other Loan Documents, (ii) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against it in accordance with the terms, covenants and conditions of the Loan Agreement as amended hereby and the other Loan Documents, in each case, without impairment, and (iii) waives and releases any and all claims, actions, causes of action, suits, and defenses that Borrower might have against Lender for or by reason of any matter, cause or thing whatsoever relating to the Loan.

(b) Borrower hereby represents and warrants that as of the date hereof and subject to the matters set forth on Schedule 1 attached hereto, (i) Borrower has the power and authority to enter into this Amendment and to perform its obligations under the Loan Agreement as amended hereby, (ii) Borrower has by proper action duly authorized the execution and delivery of this Amendment by Borrower, (iii) this Amendment has been duly executed and delivered by Borrower and constitutes Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, (iv) Borrower is not in default under the Loan Agreement or any of the other Loan Documents beyond any applicable notice and cure periods, (v) Borrower has no defenses, offsets or counterclaims against the Indebtedness, and (vi) each of the representations and warranties of Borrower contained in the Loan Documents is true and correct in all material respects as of the date hereof.

(c) Each Guarantor hereby (i) unconditionally approves and consents to this Amendment, (ii) unconditionally ratifies, confirms, renews and reaffirms all of its obligations under the Loan Documents to which it is a party (the “Guarantor Documents”), (ii) acknowledges and agrees that its obligations under the Guarantor Documents remain in full force and effect, binding on and enforceable against it in accordance with the terms, covenants and conditions of such documents without impairment, and (iii) waives and releases any and all claims, actions, causes of action, suits, and defenses that it might have against Lender for or by reason of any matter, cause or thing whatsoever relating to the Loan.

(d) Each Guarantor hereby represents and warrants that as of the date hereof (i) it has the power and authority to acknowledge this Amendment and to perform its obligations under the Guarantor Documents after giving effect to this Amendment, (ii) it has by proper action duly authorized such acknowledgement and performance, (iii) it is not in default under any Guarantor Document beyond any applicable notice and cure periods, (iv) it has no defenses, offsets or counterclaims against its obligations under the Guarantor Documents, and (v) each of the representations and warranties contained in the Guarantor Documents is true and correct in all material respects as of the date hereof.

Amendment to Mezzanine Loan Agreement

(e) Borrower and Guarantor acknowledge and agree that no oral communication or course of dealing from or on behalf of Lender shall constitute any waiver, agreement, commitment, or evidence of any assurance or intention of Lender with respect to the Loans, the Loan Agreement and/or the other Loan Documents, and that any waiver, agreement, commitment, assurance, or intention of Lender with respect to the Loans, the Loan Agreement and/or the other Loan Documents shall be effective only if in writing and duly executed by Lender. Borrower and Guarantor acknowledge and agree that no Default or Event of Default shall be deemed to have been waived by Lender unless such waiver is in writing and duly executed by Lender.

(f) This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law.

(g) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Copies of originals, including copies delivered by facsimile, pdf or other electronic means, shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Amendment.

The terms and provisions of Section 9.14 of the Loan Agreement are incorporated herein by reference and shall apply to Borrower and Guarantor hereunder with the same force and effect as if fully set forth herein.

[Signatures on following page.]

Amendment to Mezzanine Loan Agreement

Executed and delivered as of the date first hereinabove set forth.

LENDER:

JPP, LLC, a Delaware limited liability company, as Administrative Agent

By:	/s/ Edward S. Lampert
Name: Edward S. Lampert
Title: Authorized Signatory

JPP, LLC, a Delaware limited liability company, as Lender

By:	/s/ Edward S. Lampert
Name: Edward S. Lampert
Title: Authorized Signatory

JPP II, LLC, a Delaware limited liability company, as Lender

By:	/s/ Edward S. Lampert
Name: Edward S. Lampert
Title: Authorized Signatory

BORROWER:

SRC SPARROW 2 LLC, a Delaware limited liability company

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: President

Amendment to Mezzanine Loan Agreement

Solely with respect to the provisions herein that reference Guarantor:

GUARANTOR:

SEARS HOLDINGS CORPORATION, a Delaware corporation

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

SEARS, ROEBUCK AND CO., a New York corporation

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

Amendment to Mezzanine Loan Agreement

Schedule 1

Exceptions to Representations and Warranties

1. The organizational chart attached hereto as Schedule 3.01 has not been updated and continues to show certain Mortgaged Properties (as defined in the Mortgage Loan Agreement) that have been sold in accordance with the Mortgage Loan Agreement since the date of the Fourth Amendment.

2. With respect to Section 3.06, all matters disclosed in that certain Notice Regarding Verified Complaint dated June 8, 2018 delivered by Borrower to Lender.

Schedule 3.01

Organizational Chart

PROJECT SPARROW

POST-RESTRUCTURING ORGANIZATIONAL CHART

1. 1223 (Brockton-Westgate, MA) 2. 1042 (Joplin, MO) 3. 1222 (South County, MO) 4. 1166 (Meridian, MS) 5. 1554 (Mays Landing, NJ) 6. 1139 (Tukwila, WA) * 1012 (Des Moines, IA) (Fee as to Parcel 1, Leasehold as to Parcel 3, 50% TIC in Parcel 2 – same as * property shown in fee category) 1595 (Greenville, SC) (Leasehold as to parking lot only – same property as #87 owned in fee) KMART HOLDINGS, INC. (DE) 100% KMART CORPORATION (MI) oLeasehold Owner SEARS HOLDINGS CORPORATION (DE) 100% SEARS, ROEBUCK AND CO. (NY) 100% SRC SPARROW 1 LLC (DE) 100% SRC SPARROW 2 LLC (DE) 1. 1074 (Waldorf, MD) 2. 1634 (Baltimore-West, MD) 3. 1754 (Gaithersburg, MD) 4. 1854 (Parkville, MD) Fee Owner (All MD sites) SRC O.P. LLC (DE) 100% 100% SRC FACILITIES LLC (DE) Fee Owner 1. 2819 (Fairbanks, AK) 2. 4371 (Santa Maria, CA) 3. 1228 (Arden, CA) (TIC Interest) 4. 1281 (Pueblo, CO) 5. 1221 (Chapel Hills, CO) 6. 1831 (Thornton, CO) 7. 1043 (Meriden, CT) 8. 1263 (Waterbury, CT) 9. 7979 (Jacksonville, FL) 10. 1035 (Augusta, GA) 11. 1155 (Kennesaw, GA) 12. 1565 (Morrow(Southlake), GA) 13. 1685 (Duluth, GA) 14. 2845 (Athens, GA) 15. 1095 (Douglasville, GA) 16. 8745 (aka 8755; Tucker, GA) 17. 2760 (Davenport, IA) 18. 1172 (Bloomingdale, IL) 19. 1321 (Peoria, IL) 20. 1570 (Schaumburg, IL) 21. 1780 (Springfield, IL) 22. 1820 (West Dundee, IL) 23. 1840 (Chicago Ridge, IL) 24. 2360 (Quincy, IL) 25. 2121 (Peru, IL) 26. 1600 (Castleton, IN) 27. 1680 (Indianapolis, IN) 28. 1800 (Mishawaka, IN) 29. 2290 (Michigan City, IN) 30. 1650 (Merrillville, IN) 31. 1642 (Topeka, KS) 32. 1730 (Florence, KY) 33. 1077 (Shreveport, LA) 34. 1086 (Cortana, LA) 35. 1116 (Monroe, LA) 36. 1147 (Baton Rouge, LA) 37. 1226 (Metairie, LA) 38. 2087 (Alexandria, LA) 39. 2677 (Bossier City, LA) 40. 1104 (Marlborough, MA) 41. 1033 (N Attleboro, MA) 42. 2934 (Taunton, MA 43. 1192 (Muskegon, MI) 44. 1011 (Grandville, MI) 45. 1110 (Portage, MI) 46. 1700 (Dearborn, MI) 47. 1720 (Sterling Hts, MI) 48. 1760 (Novi, MI) 49. 2040 (Battle Creek, MI) 50. 2180 (Traverse City, MI) 51. 9693 (Marine City, MI) 52. 8702 (Minneapolis, MN) 53. 1182 (St Peters, MO) 54. 1822 (Cape Girardeau, MO) 55. 1171 (Springfield, MO) 56. 1306 (Hattiesburg, MS) 57. 1165 (Concord, NC) 58. 1375 (Winston Salem, NC) 59. 1605 (Raleigh, NC) 60. 2175 (Greenville, NC) 61. 2515 (Hickory, NC) 62. 7385 (Raleigh, NC) 63. 1712 (Grand Forks, ND) 64. 1022 (Oakview, NE) 65. 1734 (Lawrenceville, NJ) 66. 1614 (Livingston, NJ) 67. 1314 (New Brunswick, NJ) 68. 1764 (Rockaway, NJ) 69. 1874 (Burlington, NJ) 70. 2207 (Roswell, NM) 71. 1717 (Cottonwood, NM) 72. 1504 (Williamsville, NY) 73. 4928 (Queensbury, NY) 74. 1051 (Strongsville, OH) 75. 1120 (Tuttle Crossing, OH) 76. 1710 (No Olmsted, OH) 77. 2010 (Mansfield, OH) 78. 2390 (Springfield, OH) 79. 4937 (Chillicothe, OH) 80. 1545 (Spartanburg, SC) 81. 1595 (Greenville, SC) (Leasehold as to parking lot only) 82. 2305 (Anderson, SC) 83. 1315 (Chattanooga, TN) 84. 1029 (Spokane, WA) 85. 1038 (E Valley, WA) 86. 2219 (Lacey/Olympia, WA) 87. 2309 (Silverdale, WA) 88. 4147 (Spokane, WA) * 1012 (Des Moines, IA) (Fee as to Parcel 1, Leasehold as to Parcel 3, 50% TIC in Parcel 2 – same as * property shown in leasehold category) * 1092 (Westland, MI) * 2029 (Union Gap, WA) 100% * = Sites not mortgaged but subject to loan documents. 1. 1407 (Beaumont, TX) 2. 1417 (Humble, TX) 3. 1427 (Rolling Oaks, TX) 4. 1267 (Ridgmar, TX) 5. 1297 (Hurst, TX) 6. 1307 (Abilene, TX) 7. 1327 (Baytown, TX) 8. 1337 (Plano, TX) 9. 1377 (Willowbook, TX) 10. 1387 (Amarillo, TX) 11. 1447 (Hulen, TX) 12. 1487 (Lakeline, TX) 13. 2247 (Laredo, TX) 14. 2497 (Brownsville, TX) 15. 1027 (El Paso/Sunland Pk, TX) 16. 1076 (Lewisville, TX) 17. 1187 (Mesquite-Town East, TX) 18. 1217 (Corpus Christi, TX) 19. 1367 (Waco, TX) 20. 2197 (Texas City, TX) 21. 2547 (College Station/Bryan, TX) 22. 2587 (Denton, TX) 23. 8147 (San Antonio, TX) 24. 8217 (Fort Worth, TX) 25. 8717 (Houston, TX) (Indenture of Lease) 26. 1176 (Pasadena, TX) Fee Owner (All TX sites) SRC REAL ESTATE (TX), LLC (DE) Leasehold Owner 1. 1317 (El Paso, TX)

Note: This chart does not reflect various leases and subleases in connection with the existing master lease structuring.

Schedule 2.01 – Commitments

LENDER	COMMITMENT
JPP, LLC	$357,820,950.96
JPP II, LLC	$105,372,783.40
Luxor Capital, LLC	$50,000,000.00
AGGREGATE COMMITMENTS	$513,193,734.36